Exhibit (h)(xiii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                          AMENDMENT NO. 2 TO EXHIBIT A

                      TO THE SUB-TRANSFER AGENCY AGREEMENT

                        AMONG FEDERATED SERVICES COMPANY,

                    RETIREMENT PLAN SERVICE COMPANY OF AMERICA AND

                           VISION GROUP OF FUNDS, INC.

                             DATED FEBRUARY 20, 1998

FUND NAME                                             CUSIP NUMBER

Vision Money Market Fund

   Class A Shares                                     92830F 30 7
   Class S Shares                                     92830F 87 7

Vision Treasury Money Market Fund

   Class A Shares                                     92830F 10 9
   Class S Shares                                     92830F 88 5

Vision New York Tax-Free Money Market Fund

   Class A Shares*                                    92830F 20 8

Vision U.S. Government Securities Fund

   Class A Shares*                                    92830F 40 6

Vision New York Municipal Income Fund

   Class A Shares*                                    92830F 50 5

Vision Growth & Income Fund

   Class A Shares*                                    92830F 60 4

Vision Capital Appreciation Fund

   Class A Shares*                                    92830F 70 3

Vision Equity Income Fund

   Class A Shares*                                    92830F 80 2

Vision Large Cap Growth Fund

   Class A Shares                                     92830F 85 1


Vision Mid Cap Stock Fund

   Class A Shares                                     92830F 79 4


*  Original Shares redesignated on June 1, 1999

As revised:  July 1, 1999

                                    FEDERATED SERVICES COMPANY


                                    By:  /S/ LAWRENCE CARACCIOLO
                                       ---------------------------
                                    Name:  Lawrence Caracciolo
                                    Title:  Senior Vice President

                                    RETIREMENT PLAN SERVICE COMPANY
                                   OF AMERICA

                                    By:  /S/ TIMOTHY J. CICCONE
                                       ---------------------------
                                    Name:  Timothy J. Ciccone
                                    Title:  Vice President

                                    VISION GROUP OF FUNDS, INC.


                                    By:  /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                                Exhibit (h)(xiv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K



                                    EXHIBIT B

                              OPERATING PROCEDURES

   TA will establish a single, separate account for the interest of each Plan in each of the Funds selected. Agent will maintain Plan participant accounts. Agent will separately place purchase and redemption orders for each Plan with TA in accordance with the procedures listed below.

1. All orders accepted and transmitted by Agent hereunder with respect to each Plan on any business day will be based upon instructions that it received from the Plan or Plan participants in proper form prior to 4:00 p.m. ET on that business day (day 1).

2. TA will furnish Agent by 7:00 p.m. (day 1) the net asset value per share as of the close of business and any appropriate accrual/dividend factors for all Funds.

3. TA will accept net trade orders from Agent until 8:00 a.m. on the following business day (day 2). These trades will be entered at the net asset value as of the close of business on day 1.

4. The settlement date for all trades is day 2. Settlements shall be made by Fed Wire transfer between the trustee or custodian of the Plan and the Fund.

5. TA will furnish Agent a confirmation with respect to each order placed hereunder. Upon receipt of each confirmation Agent shall verify its accuracy and shall notify TA of any errors appearing thereon.

6. TA shall promptly furnish Agent with notice of any dividends or distributions payable on the shares of each Fund. All such dividends and distributions shall be automatically reinvested in additional shares of the Funds. TA shall notify Agent as to the number of shares so issued.

7. TA shall provide Agent with semi-annual and annual reports and proxy materials for each Fund and such other information with respect to each Fund as Agent may reasonably request.

8. Agent shall transmit to TA such information concerning the Plans and participants in the Plans as TA shall reasonably request to perform its duties under this Agreement and the TA Agreements and to enable Funds to comply with applicable state Blue Sky laws, and all other laws and regulations.